Exhibit 4.8
These securities have not been registered under the Securities Act of 1933, as amended (the “Act”). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registrations statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Partnership that such registration is not required or unless sold pursuant to Rule 144 of such Act. These securities are subject to certain restrictions on transfer set forth in that certain Senior Subordinated Series C Unit Purchase Agreement by and among the Partnership, Chieftain Capital Management, Inc., as agent and attorney-in-fact for the Purchasers who are its clients under separate investment advisor agreements, Crosstex Energy, Inc., Energy Income and Growth Fund, Fiduciay/Claymore MLP Opportunity Fund, Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., Lubar Equity Fund, LLC and Tortoise Energy Infrastructure Corporation, dated as of May 16, 2006, a copy of which may be obtained from the Partnership at its principal offices.
Certificate Evidencing Senior Subordinated Series C Units
Representing Limited Partner Interests in
Crosstex Energy, L.P.

No. SSC-___	Senior Subordinated Series C Units
     In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                                                                                                            (the “Holder”) is the registered owner of Senior Subordinated Series C Units representing limited partner interests in the Partnership (the “Senior Subordinated Series C Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Senior Subordinated Series C Units represented by this Certificate. The rights, preferences and limitations of the Senior Subordinated Series C Units are set forth in, and this Certificate and the Senior Subordinated Series C Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2501 Cedar Springs, Suite 100, Dallas, Texas 75201. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated: , 2006	Crosstex Energy, L.P.

	By:	Crosstex Energy GP, L.P., its General Partner
	By:	Crosstex Energy GP, LLC, its General Partner

By:

Name:

Title:

[Reverse of Certificate]
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT -	as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)
     Additional abbreviations, though not in the above list, may also be used.
ASSIGNMENT OF SENIOR SUBORDINATED SERIES C UNITS
in
CROSSTEX ENERGY, L.P.
     FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)
                     Senior Subordinated Series C Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Crosstex Energy, L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature) (Signature)

     No transfer of the Senior Subordinated Series C Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Senior Subordinated Series C Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Senior Subordinated Series C Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Senior Subordinated Series C Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Senior Subordinated Series C Units.

APPLICATION FOR TRANSFER OF SENIOR SUBORDINATED SERIES C UNITS
     The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Senior Subordinated Series C Units evidenced hereby.
     The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fifth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.
Date:

Social Security or other identifying number	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien
     If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.
     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:
A.	Individual Interestholder
1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is .

3.	My home address is .
B.	Partnership, Corporation or Other Interestholder
1.	(Name of Interestholder) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is .

3.	The interestholder’s office address and place of incorporation (if applicable) is .
     The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.
     The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)
     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Senior Subordinated Series C Units shall be made to the best of the Assignee’s knowledge.